(m)(4)(i)

AMENDED SCHEDULE 1

with respect to

VOYA EQUITY TRUST

AMENDED AND RESTATED DISTRIBUTION AND SHAREHOLDER SERVICES

PLAN

CLASS C SHARES

Fund(s)

Voya Corporate Leaders® 100 Fund

Voya Global Income & Growth Fund (formerly, Voya Global Multi-Asset Fund) Voya Small Company Fund

1

(m)(4)(i)

SCHEDULE 2

with respect to

VOYA EQUITY TRUST

AMENDED AND RESTATED DISTRIBUTION AND SHAREHOLDER SERVICES PLAN

CLASS C SHARES

Fund

Voya Mid Cap Research Enhanced Index Fund

2